Exhibit 99.1

NETSCOUT SYSTEMS Reports Financial Results for Third Quarter Fiscal Year 2017

WESTFORD, Mass.--(BUSINESS WIRE)--January 31, 2017--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of business assurance, a powerful combination of service assurance, cybersecurity, and business intelligence solutions, today announced financial results for its third quarter of fiscal year 2017 ended December 31, 2016.

“NETSCOUT delivered solid quarterly results that were in line with our plans entering the quarter,” stated Anil Singhal, NETSCOUT’s president and CEO. “While the service provider spending environment remains muted, we are seeing momentum build for our newest offerings, including the software version of the InfiniStreamNG, our next-generation, real-time information platform. We have continued to execute well on our development roadmaps that align with a range of exciting opportunities spanning each of our major product areas and customer segments globally. As we move forward, we are focused on achieving our fiscal year 2017 financial, product and operational objectives while also setting the stage for further progress that can drive shareholder value in the next fiscal year.”

Notable third-quarter and recent operational highlights include:

  In November 2016, NETSCOUT expanded its cloud offerings with the introduction of nGeniusPULSE, which is used by enterprises to synthetically test and identify current and potential connectivity and performance problems involving Software-as-a-Service (SaaS), cloud-hosted, on-premise applications, and voice over internet protocol (VoIP) services and related network health.
  Also in November, NETSCOUT announced enhanced capabilities for its nGenius® Packet Flow Switches (PFS) that deliver deeper packet visibility for both service assurance and cybersecurity applications.
  In early December, Arbor Networks, NETSCOUT’s security division, launched Arbor SP Insight, a new software-based extension to its Arbor Networks SP platform (Arbor SP) that dramatically expands and enhances network operators’ traffic analytics and distributed denial-of-service (DDoS) attack forensics capabilities.
  In mid-December 2016, NETSCOUT announced findings from its customer survey conducted earlier in 2016 that further supported its leadership in service performance management, and that the Company’s solutions offer compelling value as a key component of digital transformation initiatives.

Q3 FY17 Financial Results

Total revenue (GAAP) for the third quarter of fiscal year 2017 was $302.2 million, compared with $307.7 million in the same quarter one year ago. Non-GAAP total revenue for the third quarter of fiscal year 2017 was $311.4 million, compared with $333.4 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP) for the third quarter of fiscal year 2017 was $192.0 million, which was approximately 64% of total revenue, versus $209.1 million in the prior fiscal year’s third quarter. On a non-GAAP basis, product revenue for the third quarter of fiscal year 2017 was $196.4 million, which was approximately 63% of total non-GAAP revenue, compared with $216.4 million in the same quarter one year ago. Service revenue (GAAP) for the third quarter of fiscal year 2017 was $110.2 million, or approximately 36% of total revenue, compared with $98.6 million for the third quarter of fiscal year 2016. On a non-GAAP basis, service revenue for fiscal year 2017’s third quarter was $115.0 million, which was approximately 37% of total non-GAAP revenue, compared with $116.9 million in the year-ago quarter.

NETSCOUT’s income from operations (GAAP) was $33.4 million in the third quarter of fiscal year 2017 versus $2.3 million in the same quarter one year ago. The Company’s GAAP operating profit margin in the third quarter of fiscal year 2017 was 11.0% versus 0.7% in fiscal year 2016’s third quarter. Third-quarter fiscal year 2017 non-GAAP EBITDA from operations was $92.8 million, or 29.8% of non-GAAP quarterly revenue, compared with non-GAAP EBITDA from operations of $95.0 million, or 28.5% of non-GAAP quarterly revenue in the third quarter of fiscal year 2016. Third-quarter fiscal year 2017 non-GAAP income from operations was $84.3 million and the non-GAAP operating margin was 27.1%. This compares with non-GAAP income from operations of $88.3 million and a non-GAAP operating margin of 26.5% in fiscal year 2016’s third quarter.

Net income (GAAP) for the third quarter of fiscal year 2017 was $21.2 million, or $0.23 per share (diluted) versus a net loss (GAAP) for the third quarter of fiscal year 2016 of $24.5 million, or $0.25 per diluted share. On a non-GAAP basis, net income for fiscal year 2017’s third quarter was $55.2 million, or $0.60 per share (diluted), compared with non-GAAP net income of $57.2 million, or $0.58 per diluted share, for the same quarter one year ago.

As of December 31, 2016, cash and cash equivalents, and short and long-term marketable securities were $376.9 million, compared with $303.4 million as of September 30, 2016. During the third quarter of fiscal year 2017, NETSCOUT repurchased 98,005 shares of its common stock at an average price of $27.52 per share, totaling approximately $2.7 million in the aggregate. As of December 31, 2016, NETSCOUT had approximately 6.8 million shares available for repurchase under its existing, previously disclosed common stock repurchase plan that originally authorized the repurchase of up to 20 million shares of its common stock.

Nine-Month FY17 Financial Results

As a reminder, NETSCOUT acquired Danaher’s Communications Business in mid-July 2015. Accordingly, the timing and magnitude of the contributions from the businesses acquired as part of the Danaher Communications Business transaction impact year-over-year comparisons for the nine-month periods ended December 31, 2016 and 2015.

Highlights for the first nine months of fiscal year 2017 included:

  For the first nine months of fiscal year 2017, total revenue (GAAP) was $843.2 million and non-GAAP total revenue was $872.6 million versus total revenue (GAAP) of $669.5 million and non-GAAP total revenue of $715.9 million for the comparable nine-month period of fiscal year 2016.
  Product revenue (GAAP) for the first nine months of fiscal year 2017 was $525.5 million and non-GAAP product revenue was $540.1 million, compared with product revenue (GAAP) for the first nine months of fiscal year 2016 of $437.6 million and non-GAAP product revenue of $450.7 million.
  For the first nine months of fiscal year 2017, service revenue (GAAP) was $317.7 million and non-GAAP service revenue was $332.5 million versus service revenue (GAAP) for the first nine months of fiscal year 2016 of $231.9 million and non-GAAP service revenue of $265.2 million.
  NETSCOUT’s income from operations (GAAP) during the first nine months of fiscal year 2017 was $23.4 million, or 2.8% of total GAAP revenue. NETSCOUT’s operating loss for the first nine months of fiscal year 2016 was $20.6 million, or –3.1% of total GAAP revenue. During the first nine months of fiscal year 2017, the Company’s non-GAAP EBITDA from operations was $210.8 million, or 24.2% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $193.9 million, or 27.1% of non-GAAP total revenue. The Company’s non-GAAP operating income for the same period of fiscal year 2017 was $185.5 million with a non-GAAP operating margin of 21.3% compared with non-GAAP operating income for the first nine months of fiscal year 2016 of $177.6 million and a non-GAAP operating margin of 24.8%.
  For the first nine months of fiscal year 2017, NETSCOUT’s net income (GAAP) was $11.0 million, or $0.12 per share (diluted), compared with net loss (GAAP) of $24.8 million, or $0.32 per diluted share in the same nine-month period of fiscal year 2016. Non-GAAP net income for the first nine months of fiscal year 2017 was $118.0 million, or $1.27 per share (diluted) compared with non-GAAP net income of $114.5 million, or $1.47 per diluted share, in the same period one year ago.
  During the first nine months of fiscal year 2017, NETSCOUT repurchased a total of 3,127,396 shares of its common stock at an average price of $25.35 per share, totaling approximately $79.3 million in the aggregate.

Guidance:

NETSCOUT fiscal year 2017 guidance reflects the Company’s progress to date, share repurchase activity through December 31, 2016, updated assumptions to certain anticipated acquisition-related adjustments to revenue and to various costs and expenses, and its plans for the fourth quarter of the fiscal year:

  For fiscal year 2017, the Company revenue guidance has been updated. NETSCOUT now anticipates that its fiscal year 2017 GAAP revenue will be approximately $1.163 billion and its non-GAAP revenue will be approximately $1.2 billion. This compares to prior fiscal year 2017 guidance for GAAP revenue in the range of approximately $1.165 billion to $1.215 billion and non-GAAP revenue that ranged from approximately $1.2 billion to $1.25 billion.
  NETSCOUT has also updated its net income per share (diluted) guidance for fiscal year 2017. The Company now anticipates GAAP net income per share (diluted) for fiscal year 2017 in the range of $0.40 to $0.43 and non-GAAP net income per share (diluted) in the range of $1.87 to $1.90 based on approximately 93 million shares outstanding. Prior GAAP net income per share (diluted) guidance for fiscal year 2017 ranged from $0.49 to $0.74 and the prior non-GAAP net income per share (diluted) ranged from $1.87 to $2.12. Prior guidance was based on approximately 93 million shares outstanding.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its third-quarter fiscal year 2017 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at http://ir.netscout.com/phoenix.zhtml?p=irol-eventDetails&c=92658&eventID=5246379. Alternatively, people can listen to the call by dialing (785) 424-1051. The conference call ID is NTCTQ317. A replay of the call will made be available after 12:00 p.m. ET on January 31 for approximately one week. The number for the replay is (800) 753-0348 for U.S./Canada and (402) 220-2672 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP EBITDA from operations margin, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, and certain expenses relating to acquisitions including inventory fair value adjustments, depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting

.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) is a leading provider of business assurance – a powerful combination of service assurance, cybersecurity, and business intelligence solutions – for today’s most demanding service provider, enterprise and government networks. NETSCOUT’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NETSCOUT delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com or follow @NETSCOUT on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the financial guidance for NETSCOUT; statements about momentum building for our newest offerings, including the software version of the InfiniStreamNG, our next-generation, real-time information platform; and statements related to the Company’s focus on achieving our fiscal year 2017 financial, product and operational objectives while also setting the stage for further progress that can drive shareholder value in the next fiscal year, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the ability of NETSCOUT to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company’s subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2017 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Product	$192,010	$209,124	$525,472	$437,616
Service	110,182	98,555	317,720	231,916
Total revenue	302,192	307,679	843,192	669,532

Cost of revenue:
Product	55,296	77,147	171,770	165,066
Service	26,382	28,968	81,452	62,532
Total cost of revenue	81,678	106,115	253,222	227,598

Gross profit	220,514	201,564	589,970	441,934

Operating expenses:
Research and development	58,084	65,131	179,681	149,085
Sales and marketing	83,212	91,386	241,506	208,631
General and administrative	28,540	30,973	90,994	82,477
Amortization of acquired intangible assets	17,515	11,249	52,646	21,901
Restructuring charges	(199)	572	1,730	468
Total operating expenses	187,152	199,311	566,557	462,562

Income (loss) from operations	33,362	2,253	23,413	(20,628)
Interest and other expense, net	(2,748)	(2,903)	(8,082)	(3,877)

Income (loss) before income tax benefit	30,614	(650)	15,331	(24,505)
Income tax expense	9,369	23,857	4,350	248
Net income (loss)	$21,245	$(24,507)	$10,981	$(24,753)

Basic net income (loss) per share	$0.23	$(0.25)	$0.12	$(0.32)
Diluted net income (loss) per share	$0.23	$(0.25)	$0.12	$(0.32)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	91,762	98,797	92,337	77,126
Net income (loss) per share - diluted	92,402	98,797	92,997	77,126

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2016	2016
	(unaudited)

Assets
Current assets:
Cash, cash equivalents and marketable securities	$359,703	$338,714
Accounts receivable and unbilled costs, net	284,055	247,199
Inventories	54,151	58,029
Prepaid expenses and other current assets	47,721	96,536

Total current assets	745,630	740,478

Fixed assets, net	61,900	62,033
Goodwill and intangible assets, net	2,679,953	2,763,409
Long-term marketable securities	17,206	13,361
Other assets	8,208	13,562

Total assets	$3,512,897	$3,592,843

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$41,660	$43,969
Accrued compensation	83,459	82,303
Accrued other	28,684	34,136
Deferred revenue and customer deposits	299,218	296,648

Total current liabilities	453,021	457,056

Other long-term liabilities	7,848	7,539
Deferred tax liability	246,192	285,359
Accrued long-term retirement benefits	29,745	31,378
Long-term deferred revenue	78,206	68,129
Long-term debt	300,000	300,000

Total liabilities	1,115,012	1,149,461

Stockholders' equity:
Common stock	116	114
Additional paid-in capital	2,676,852	2,642,745
Accumulated other comprehensive loss	(3,955)	(1,501)
Treasury stock, at cost	(569,499)	(481,366)
Retained earnings	294,371	283,390

Total stockholders' equity	2,397,885	2,443,382

Total liabilities and stockholders' equity	$3,512,897	$3,592,843

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015

Product Revenue (GAAP)	$192,010	$209,124	$168,873	$525,472	$437,616
Product deferred revenue fair value adjustment	1,514	4,959	3,130	5,989	8,066
Delayed transfer entity adjustment (1)	-	-	-	-	633
Amortization of acquired intangible assets (3)	2,851	2,357	2,869	8,597	4,385
Non-GAAP Product Revenue	$196,375	$216,440	$174,872	$540,058	$450,700

Service Revenue (GAAP)	$110,182	$98,555	$103,175	$317,720	$231,916
Service deferred revenue fair value adjustment	4,797	18,371	5,218	14,798	33,316
Non-GAAP Service Revenue	$114,979	$116,926	$108,393	$332,518	$265,232

Revenue (GAAP)	$302,192	$307,679	$272,048	$843,192	$669,532
Product deferred revenue fair value adjustment	1,514	4,959	3,130	5,989	8,066
Service deferred revenue fair value adjustment	4,797	18,371	5,218	14,798	33,316
Delayed transfer entity adjustment (1)	-	-	-	-	633
Amortization of acquired intangible assets (3)	2,851	2,357	2,869	8,597	4,385
Non-GAAP Revenue	$311,354	$333,366	$283,265	$872,576	$715,932

Gross Profit (GAAP)	$220,514	$201,564	$187,538	$589,970	$441,934
Product deferred revenue fair value adjustment	1,514	4,959	3,130	5,989	8,066
Service deferred revenue fair value adjustment	4,797	18,371	5,218	14,798	33,316
Inventory fair value adjustment	-	9,485	-	-	22,258
Delayed transfer entity adjustment (1)	-	-	-	-	535
Share-based compensation expense (2)	1,270	917	1,511	3,774	2,313
Amortization of acquired intangible assets (3)	13,816	17,122	13,253	40,315	34,715
Business development and integration expense (4)	91	675	(68)	181	900
Compensation for post-combination services (5)	27	1,593	381	552	3,672
Acquisition related depreciation expense (6)	43	103	(12)	196	190
Non-GAAP Gross Profit	$242,072	$254,789	$210,951	$655,775	$547,899

Income (Loss) from Operations (GAAP)	$33,362	$2,253	$805	$23,413	$(20,628)
Product deferred revenue fair value adjustment	1,514	4,959	3,130	5,989	8,066
Service deferred revenue fair value adjustment	4,797	18,371	5,218	14,798	33,316
Inventory fair value adjustment	-	9,485	-	-	22,258
Delayed transfer entity adjustment (1)	-	-	-	-	383
Share-based compensation expense (2)	10,461	8,286	11,678	30,271	20,384
Amortization of acquired intangible assets (3)	31,331	28,371	30,812	92,961	56,616
Business development and integration expense (4)	2,252	5,763	2,977	8,898	23,669
Compensation for post-combination services (5)	256	8,887	2,867	4,838	30,569
Restructuring charges	(199)	572	(105)	1,730	468
Acquisition related depreciation expense (6)	556	1,356	666	2,581	2,533
Non-GAAP Income from Operations	$84,330	$88,303	$58,048	$185,479	$177,634

Net Income (Loss) (GAAP)	$21,245	$(24,507)	$(1,266)	$10,981	$(24,753)
Product deferred revenue fair value adjustment	1,514	4,959	3,130	5,989	8,066
Service deferred revenue fair value adjustment	4,797	18,371	5,218	14,798	33,316
Inventory fair value adjustment	-	9,485	-	-	22,258
Share-based compensation expense (2)	10,461	8,286	11,678	30,271	20,384
Amortization of acquired intangible assets (3)	31,331	28,371	30,812	92,961	56,616
Business development and integration expense (4)	2,252	5,763	2,977	8,898	23,669
Compensation for post-combination services (5)	256	8,887	2,867	4,838	30,569
Restructuring charges	(199)	572	(105)	1,730	468
Acquisition related depreciation expense (6)	556	1,356	666	2,581	2,533
Loss on extinguishment of debt (7)	-	-	-	-	55
Income tax adjustments (8)	(17,006)	(4,299)	(19,544)	(55,078)	(58,719)
Non-GAAP Net Income	$55,207	$57,244	$36,433	$117,969	$114,462

Diluted Net Income (Loss) Per Share (GAAP)	$0.23	$(0.25)	$(0.01)	$0.12	$(0.32)
Share impact of non-GAAP adjustments identified above	0.37	0.83	0.40	1.15	1.79
Non-GAAP Diluted Net Income Per Share	$0.60	$0.58	$0.39	$1.27	$1.47

Shares used in computing non-GAAP diluted net income per share	92,402	99,155	92,716	92,997	77,629

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)
(Unaudited)

		Three Months Ended		Three Months Ended	Nine Months Ended
		December 31,		September 30,	December 31,
		2016	2015	2016	2016	2015
(1)	Delayed transfer entity adjustment included in these amounts
	is as follows:
	Product revenue	$-	$-	$-	$-	$633
	Cost of product revenue	-	-	-	-	(98)
	Sales and marketing	-	-	-	-	(152)
	Other income (expense)	-	-	-	-	(383)
	Total delayed transfer entity adjustment	$-	$-	$-	$-	$-

(2)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$255	$196	$266	$716	$465
	Cost of service revenue	1,015	721	1,245	3,058	1,848
	Research and development	3,456	2,579	3,872	9,961	6,641
	Sales and marketing	3,367	2,718	3,726	9,704	6,361
	General and administrative	2,368	2,072	2,569	6,832	5,069
	Total share-based compensation expense	$10,461	$8,286	$11,678	$30,271	$20,384

(3)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Total revenue adjustment	$2,851	$2,357	$2,869	$8,597	$4,385
Cost of product revenue		10,965	14,765	10,384	31,718	30,330
Operating expenses		17,515	11,249	17,559	52,646	21,901
	Total amortization expense	$31,331	$28,371	$30,812	$92,961	$56,616

(4)	Business development and integration expense included in
	these amounts is as follows:
	Cost of product revenue	$91	$675	$(68)	$181	$806
	Cost of service revenue	-	-	-	-	94
	Research and development	11	-	-	11	256
	Sales and marketing	7	187	24	41	1,441
	General and administrative	2,143	4,901	3,021	8,665	21,072
	Total business development and integration expense	$2,252	$5,763	$2,977	$8,898	$23,669

(5)	Compensation for post-combination services included in these
	amounts is as follows:
	Cost of product revenue	$1	$142	$113	$156	$470
	Cost of service revenue	26	1,451	268	396	3,202
	Research and development	219	4,027	768	1,780	12,310
	Sales and marketing	6	1,790	720	1,732	9,262
	General and administrative	4	1,477	998	774	5,325
	Total compensation for post-combination services	$256	$8,887	$2,867	$4,838	$30,569

(6)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$27	$55	$(32)	$112	$101
	Cost of service revenue	16	48	20	84	89
	Research and development	344	932	488	1,704	1,734
	Sales and marketing	54	145	67	267	270
	General and administrative	115	176	123	414	339
	Total acquisition related depreciation expense	$556	$1,356	$666	$2,581	$2,533

(7)	Loss on extinguishment of debt included in these
	amounts is as follows
	Interest and other income/(expense), net	$-	$-	$-	$-	$55
	Total loss on extinguishment of debt	$-	$-	$-	$-	$55

(8)	Total income tax adjustment included in these
	amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(17,006)	$(4,299)	$(19,544)	$(55,078)	$(58,719)
	Tax impact of non-GAAP reconciling items in loss jurisdictions	-	-	-	-	-
	Total income tax adjustments	$(17,006)	$(4,299)	$(19,544)	$(55,078)	$(58,719)

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015

Income (loss) from operations (GAAP)	$33,362	$2,253	$805	$23,413	$(20,628)
Previous adjustments to determine non-GAAP income from operations	50,968	86,050	57,243	162,066	198,262
Non-GAAP Income from operations	84,330	88,303	58,048	185,479	177,634

Depreciation excluding acquisition related	8,421	6,659	8,929	25,347	16,261

Non-GAAP EBITDA from operations	$92,751	$94,962	$66,977	$210,826	$193,895

NetScout Systems, Inc.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except EPS)

	FY 2017
	Low	High

GAAP revenue	$1,163	$1,163
Deferred revenue fair value adjustment	26	26
Amortization of intangible assets	11	11
Non-GAAP revenue	$1,200	$1,200

GAAP Net Income	$37	$40
Deferred revenue fair value adjustment	26	26
Amortization of intangible assets	124	124
Share-based compensation expenses	40	40
Business development expenses	11	11
Compensation for post-combination services	5	5
Acquisition-related depreciation expense	3	3
Restructuring costs	2	2
Related impact of adjustments on income tax	(74)	(74)
Non-GAAP Net Income	$174	$177

Average Weighted Shares	93	93
GAAP EPS	$0.40	$0.43
Non-GAAP EPS	$1.87	$1.90

CONTACT:
NETSCOUT SYSTEMS, INC.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Director, Corporate Communications
Donna.Candelori@netscout.com